UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

URS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State of jurisdiction of incorporation)

1-7567 (Commission File No.)	94-1381538 (IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

     On June 8, 2005, URS Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), pursuant to which the Company issued and sold to the Underwriters 3,636,721 shares of the Company’s common stock (the “Shares”). The Company has granted to the Underwriters an option to purchase up to 363,672 shares of common stock to cover over-allotments, if any (the “Over-allotment Shares”). On June 10, 2005, the Underwriters exercised their option to purchase all of the Over-allotment Shares.

     Attached as exhibit 5.1 to this Form 8-K is the opinion of Cooley Godward LLP relating to the legality of the Over-allotment shares to be issued and sold to the Underwriters.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION
Dated: June 13, 2005	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Cooley Godward LLP (reference is made to Exhibit 5.1).

4